EXHIBIT J (iii)

                     COMMONWEALTH INTERNATIONAL SERIES TRUST
                     COMMONWEALTH AUSTRALIA/NEW ZEALAND FUND
                             COMMONWEALTH JAPAN FUND
                            COMMONWEALTH GLOBAL FUND
                    COMMONWEALTH REAL ESTATE SECURITIES FUND

                                POWER OF ATTORNEY

          I, the undersigned trustee of the Commonwealth International Series Trust and its fund series entitled Commonwealth Japan Fund, Commonwealth
      Australia/New Zealand Fund, Commonwealth Global Fund and Commonwealth Real Estate Securities Fund, a Massachusetts business trust, do hereby constitute and appoint Robert W. Scharar my true and lawful attorney, with full power to him, to sign for me and in my name and the capacity listed below, amendment No. 46 to the Registration Statement on Form N1-A of such Trust, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto my said attorneys, and each of them, acting alone, full power and authority to do and perform each and every act and thing requisite or necessary to be done in the premises, as fully as to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney may lawfully do or cause to be done by virtue thereof.

      WITNESS my hand on the date set forth below.

/s/ Kathleen Kelly                                      Dated: February 27, 2006
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KATHLEEN KELLY, Trustee